UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In November 2011, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) held a meeting with the U.S. Food and Drug Administration (“FDA”) to discuss details of the Contrave® cardiovascular outcomes trial (“CVOT”) protocol and logistics for conducting the CVOT. The meeting included the directors of the FDA’s Office of New Drugs, Office of Drug Evaluation II and the Division of Metabolic and Endocrine Products. The Company remains in agreement with the principal design features of the CVOT that were outlined in the letter received by the Office of New Drugs and disclosed by the Company on September 20, 2011. In addition, the Company was encouraged by the progress that was made with the FDA on the details of the protocol and trial logistics. Specific agreements were reached on many elements of the protocol, including details surrounding discontinuation from Contrave for significant, confirmed increases in blood pressure, or for patients that do not respond to Contrave by achieving a certain level of weight loss at week 16. The Company is incorporating feedback received at the meeting into a revised protocol, which it plans to submit to the FDA later this month with the objective of initiating the CVOT late in the second quarter of 2012.

In addition, on December 14, 2011, the Company announced a proposed public offering of units consisting of its common stock and warrants to purchase common stock. Although it is difficult to predict future liquidity requirements, the Company believes that the net proceeds from this offering, together with its existing cash and cash equivalents and accrued interest thereon, will be sufficient to fund the Company’s operations through 2014, during which time the Company anticipates completion of the interim analysis from the CVOT, resubmission of the NDA for Contrave to the FDA and potential approval of the NDA. The foregoing assumes FDA acceptance of the NDA as re-submitted by the Company and that no additional material requirements are imposed by the FDA during the review process.

Orexigen cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the timing of re-submission of a revised protocol for the CVOT to the FDA and the FDA’s potential agreement with such protocol; the prospects for ultimate approval of an NDA for Contrave; and the completion of and expected proceeds from Orexigen’s proposed public offering and the sufficiency of such proceeds to enable the Company to complete the specified activities. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in Orexigen’s business, including, without limitation: risks associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering; Orexigen’s ability to maintain and raise sufficient capital to fund the CVOT and maintain its other operations; the uncertainty of the FDA approval process, including requirements for additional clinical and non-clinical studies or other commitments prior to the submission and approval of an NDA for Contrave; Orexigen’s ability to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential for FDA’s planned 2012 public advisory committee meeting on obesity drug development to result in additional NDA approval requirements for Contrave as well as post-approval commitments; reliance on third parties to supply Contrave and assist with the development of Contrave and the regulatory submissions related thereto; the potential for adverse safety findings relating to Contrave; and other risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q, which was filed with the SEC on November 8, 2011 and is available from the SEC’s website (www.sec.gov) and the Company’s website (www.orexigen.com) under the heading “Investor Relations”. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: December 14, 2011	By:	/s/ Joseph P. Hagan
	Name:	Joseph P. Hagan
	Title:	Chief Business Officer